UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021 (December 30, 2020)

THE PECK COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4050 Williston Road, #511, South Burlington, Vermont 05403

(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PECK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Summary Term Sheet

On December 30, 2020, The Peck Company Holdings, Inc., a Delaware corporation (the “Parent”), entered into a Summary Term Sheet (the “Term Sheet”) by and among the Parent, iSun Energy, LLC, a Delaware limited liability company (the “Company”), Sassoon M. Peress (“Peress”) and Renewz Sustainable Solutions, Inc., a Canadian corporation. As indicated in the Press Release attached as Exhibit 99.1, on the Closing Date, Parent will acquire the Company and change its name to iSun Energy, Inc and trade on Nasdaq under the symbol “ISUN”. All capitalized terms have the meanings ascribed in the Term Sheet.

The Term Sheet provides that upon the terms and subject to the conditions to be set forth in a definitive Merger Agreement (“Merger Agreement”), Peck Mercury, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As the sole member of the Company, Peress will receive 400,000 shares of Parent Common Stock over five years, warrants to purchase up 200,000 shares of Parent Common Stock, and up to 240,000 shares of Parent Common Stock based on certain performance milestones. The shares of Parent Common Stock to be issued in connection with the Merger will be listed on the NASDAQ Capital Market. The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

The Merger Agreement will contain customary representations and warranties from each of Parent and the Company, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of the Company’s and Parent’s businesses during the interim period between the execution of the Terms Sheet and the Closing Date.

The definitive Merger Agreement is subject to the Parent’s Board approval.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 5, 2021, the Company and Parent issued a joint press release announcing that the Company and the Parent had entered into the Term Sheet and certain other matters. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Number	Description

2.1	Summary Term Sheet, dated December 30, 2020, by and among iSun Energy, LLC, The Peck Company Holdings, Inc., Sassoon M. Peress, and Renewz Sustainable Solutions, Inc.

99.1	Press Release dated January 5, 2021 regarding the Term Sheet

Additional Information about the Transaction and Forward-Looking Statements

This document contains forward-looking statements concerning the Merger, future financial and operating results, benefits and synergies of the Merger, future opportunities for the combined businesses and any other statements regarding events or developments that the parties believe or anticipate will or may occur in the future. Risks and uncertainties may cause actual results and benefits of the Merger to differ materially from management expectations. Potential risks and uncertainties include, among others: general economic conditions and conditions affecting the industries in which the Parent and the Company operate. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Parent’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and this 8-K. These forward-looking statements speak only as of the date of this communication and the Parent assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2021

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer